UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 16, 2024
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

        ☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2024 the Compensation Committee of Natural Health Trends Corp. (the “Company”) approved a waiver to certain provisions of the Phantom Share Agreement pursuant to which it granted phantom shares to Chris T. Sharng on February 7, 2023 (the “Award Agreement”) under the Company’s Phantom Equity Plan (the “Plan”). Pursuant to the terms of the Award Agreement, Mr. Sharng, the Company’s President, is prohibited from transferring any shares of common stock of the Company (“Common Stock”) owned by him on the Date of Grant (as defined in the Award Agreement) until after the vesting or forfeiture of all phantom shares granted to him pursuant to the Award Agreement. This transfer restriction is set forth in the approved form of Phantom Share Agreement pursuant to which phantom share awards may be made under the Plan.

On April 16, 2024 Mr. Sharng entered into a domestic relations order (“Domestic Relations Order”) with his ex-spouse in connection with a divorce settlement that provides, in part, for the transfer of 443,322 shares of Common Stock held by Mr. Sharng to his ex-spouse. The Company’s Compensation Committee waived the restrictions on transfer of shares of Common Stock set forth in the Award Agreement with respect to the shares of Common Stock transferred pursuant to the Domestic Relations Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2024

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer